                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.    )

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[   ]    Soliciting Material Pursuant to Section  240.14a-11(c) or Section
         240.14a-12

                             NOBLE AFFILIATES, INC.
                (Name of Registrant as Specified In Its Charter)

                             NOBLE AFFILIATES, INC.
                   (Name of Person(s) Filing Proxy Statement)

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                             NOBLE AFFILIATES, INC.
                               110 WEST BROADWAY
                            ARDMORE, OKLAHOMA 73401

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 23, 1996




To the Stockholders of
NOBLE AFFILIATES, INC.:

      The annual meeting of stockholders of Noble Affiliates, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, April 23, 1996, at 10:00 a.m., local time, at the Charles B. Goddard Center, D Street and First Avenue, S.W., Ardmore, Oklahoma, for the following purposes:

      1.    To elect the Board of Directors for the ensuing year;

      2. To consider and vote upon a proposal to approve and ratify indemnity agreements between the Company and its directors and certain officers and to authorize the Company to enter into such agreements in the future with directors and certain officers;

      3. To consider and vote upon a proposal to amend the 1988 Nonqualified Stock Option Plan for Non-Employee Directors of Noble Affiliates, Inc.;

      4. To consider and vote upon a proposal to extend the period of exercisability under certain outstanding stock option agreements of non-employee directors of the Company; and

      5. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on March 11, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting. A complete list of such stockholders will be available for examination at the offices of the Company in Ardmore, Oklahoma, during ordinary business hours for a period of 10 days prior to the meeting.

      A record of the Company's activities during 1995 and financial statements for the fiscal year ended December 31, 1995 are contained in the accompanying 1995 Annual Report. The Annual Report does not form any part of the material for solicitation of proxies.

      All stockholders are cordially invited to attend the meeting. STOCKHOLDERS ARE URGED, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING, TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND TO RETURN IT PROMPTLY IN THE POSTAGE-PAID RETURN ENVELOPE PROVIDED. If a stockholder who has returned a proxy attends the meeting in person, such stockholder may revoke the proxy and vote in person on all matters submitted at the meeting.


                                              By Order of the Board of Directors


                                                         Orville Walraven
                                                             Secretary

Ardmore, Oklahoma
March 22, 1996

                             NOBLE AFFILIATES, INC.
                               110 WEST BROADWAY
                            ARDMORE, OKLAHOMA 73401

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 23, 1996




                                  INTRODUCTION

      The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the Board of Directors of the Company for use at the annual meeting of stockholders of the Company to be held on April 23, 1996, and at any adjournment thereof. The approximate date on which this proxy statement and the accompanying proxy were first sent to stockholders of the Company is March 22, 1996.

      Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If no direction is indicated, the shares will be voted for election of the nominees for director named in the proxy and for the other proposals set forth in the notice. Any stockholder of the Company returning a proxy has the right to revoke the proxy at any time before it is voted by communicating such revocation in writing to Orville Walraven, Secretary, Noble Affiliates, Inc., P.O. Box 1967, Ardmore, Oklahoma 73402, or by executing and delivering a proxy bearing a later date. No revocation by written notice or by delivery of another proxy shall be effective until such notice of revocation or other proxy, as the case may be, has been received by the Company at or prior to the meeting.

      In order for an item of business proposed by a stockholder to be considered properly brought before the annual meeting of stockholders, the By-laws of the Company require that such stockholder give written notice to the Secretary of the Company. The notice must specify certain information concerning such stockholder and the item of business proposed to be brought before the meeting. The notice must be received by the Company not later than 60 days prior to the annual meeting if such meeting is to be held on a day within 30 days preceding the anniversary of the previous year's annual meeting, or 90 days in advance of such meeting if it is to be held on or after the anniversary of the previous year's annual meeting. Accordingly, any such stockholder notice in connection with the 1997 annual meeting of stockholders must be received by the Company no later than February 21, 1997.

VOTING PROCEDURES AND TABULATION

      The Company will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law.

      The inspectors will tabulate (i) the number of votes cast for or withheld as to the vote on each nominee for director and (ii) the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to (a) the proposal to approve and ratify indemnity agreements between the Company and its directors and certain officers, (b) the proposal to amend the 1988 Nonqualified Stock Option Plan for Non-Employee Directors of Noble Affiliates, Inc. and (c) the proposal to extend the period of exercisability under certain outstanding stock option agreements of non-employee directors of the Company.

        With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of directors and will be counted as present for purposes of determining the existence of a quorum regarding the item on which the abstention is noted. Abstentions on the proposals to (i) approve and ratify indemnity agreements between the Company and its directors and certain officers, (ii) amend the 1988

Nonqualified Stock Option Plan for Non-Employee Directors of Noble Affiliates, Inc. and (iii) extend the period of exercisability under certain outstanding stock option agreements of non-employee directors of the Company will have the effect of a negative vote because they require the affirmative vote of a majority of shares of Common Stock present in person or represented by proxy and entitled to vote. Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain "routine" items when they have not received instructions from beneficial owners. Brokers will have discretionary authority to vote on each of the scheduled items of business. Under applicable Delaware law and the Company's Certificate of Incorporation and By-laws, a broker non-vote or other limited proxy will have no effect on the outcome of the election of directors, approval and ratification of the indemnity agreements, amendment of the 1988 Nonqualified Stock Option Plan for Non-Employee Directors of Noble Affiliates, Inc. or extension of the period of exercisability under the outstanding stock option agreements of non-employee directors.


                               VOTING SECURITIES


        Only holders of record of common stock of the Company, par value $3.33-1/3 per share ("Common Stock"), at the close of business on March 11, 1996, the record date for the meeting, are entitled to notice of and to vote at the meeting. A majority of the shares of Common Stock entitled to vote, present in person or represented by proxy, is necessary to constitute a quorum. On the record date for the meeting, there were issued and outstanding 50,314,692 shares of Common Stock. Each share of Common Stock is entitled to one vote.



                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following tabulation sets forth as of December 31, 1995 information with respect to the only persons who were known to the Company to be beneficial owners of more than five percent of the outstanding shares of Common Stock.

NAME AND ADDRESS                                              NUMBER OF SHARES                PERCENT
OF BENEFICIAL OWNER                                           BENEFICIALLY OWNED (1)          OF CLASS
-------------------                                           ----------------------          --------
The Samuel Roberts Noble Foundation, Inc. . . . . .              6,664,220 (2)                   13.3%
P. O. Box 2180
Ardmore, Oklahoma 73402

FMR Corp. . . . . . . . . . . . . . . . . . . . . .              3,786,450 (3)                    7.5%
82 Devonshire Street
Boston, Massachusetts 02109

Wellington Management Company . . . . . . . . . . .              2,574,547 (4)                    5.1%
75 State Street
Boston, Massachusetts 02109

---------------
(1) Unless otherwise indicated, all shares listed are directly held with sole voting and investment power.
(2)   Beneficial ownership of such shares was reported in an Amendment No. 5 to
      Schedule 13G dated February 7, 1996 filed with the Securities and Exchange Commission (the "SEC") by The Samuel Roberts Noble Foundation, Inc. (the "Foundation") with respect to its beneficial ownership of the Common Stock. The Foundation is an Oklahoma not-for-profit corporation organized in 1952 as successor to a charitable trust formed in 1945. The Foundation is engaged in basic plant biology research and agricultural research,

                                (footnotes to table continued on following page)
      consultation and demonstration. From time to time as funds are available, the Foundation also makes grants to various charitable organizations. The Foundation organized the Company in 1969. Michael A. Cawley and John F. Snodgrass, directors of the Company, serve on the Board of Trustees of the Foundation. In addition, Mr. Cawley is
      President and Chief Executive Officer of the Foundation, and Mr.
      Snodgrass is President Emeritus of the Foundation. In the event of a vacancy in a trusteeship of the Foundation, a majority of the remaining trustees has the power to elect a successor trustee to fill the vacancy.
(3) According to an Amendment No. 6 to Schedule 13G dated February 14, 1996 filed with the SEC by FMR Corp., FMR Corp. beneficially owns all the shares with sole dispositive power but has no voting power with respect to any of the shares. FMR Corp. indicated in its amended Schedule 13G that it is a parent holding company that owns the shares indirectly through two of its wholly-owned subsidiaries. According to the amended
      Schedule 13G, one subsidiary beneficially owns 3,753,750 of the shares as a result of its acting as an investment adviser to several investment companies and one subsidiary beneficially owns 32,700 shares as a result of serving as an investment manager of several institutional accounts.
      FMR Corp. also reported beneficial ownership of such shares by Edward C. Johnson 3d, the Chairman and controlling stockholder of FMR Corp.
(4) Beneficial ownership of such shares was reported in a Schedule 13G dated February 9, 1996 filed with the SEC by Wellington Management Company ("Wellington") with respect to its beneficial ownership of the Common Stock. In its Schedule 13G, Wellington reports that, in its capacity as investment adviser, it may be deemed to be the beneficial owner of such shares which are owned by numerous investment advisory clients, which clients receive dividends and the proceeds from the sale of such shares.


                             ELECTION OF DIRECTORS


      Seven directors, constituting the entire Board of Directors, are to be elected at the meeting to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. The Board of Directors currently consists of ten directors; however, three of the current directors, Roy Butler, Guy W. Nichols and John F. Snodgrass, will have attained the age of 70 prior to the meeting and, therefore, are retiring pursuant to the mandatory retirement provision contained in the Company's By-laws and will not stand for reelection at the meeting. All nominees for director were elected directors of the Company by vote of the stockholders at the 1995 annual meeting with the exception of Alan A. Baker who was elected as director of the Company by the directors effective July 26, 1995. Generally, the Company's By-laws provide that a stockholder must deliver written notice to the Secretary of the Company not later than 90 days prior to the annual meeting naming such stockholder's nominee(s) for director and specifying certain information concerning such stockholder and nominee(s). Accordingly, a stockholder's nominee(s) for director to be presented at the 1997 annual meeting of stockholders must be received by the Company no later than January 22, 1997.



      Directors are elected by plurality vote. All duly submitted and unrevoked proxies in the form accompanying this proxy statement will be voted for the nominees selected by the Board of Directors, except where authorization so to vote is withheld. THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF SUCH NOMINEES.


                             NOMINEES FOR DIRECTOR

ALAN A. BAKER -- Mr. Baker, age 64, has served as a consultant to Halliburton Co. since May of 1995. For more than five years prior to May of 1995, Mr. Baker served in various capacities at Halliburton Energy Services Group, including President from November 1989 to July 1991, Chairman and Chief Executive Officer from July 1991 to February 1994 and Chairman of Oil and Gas Services from February 1994 to May 1995. Mr. Baker also serves as a director of National Gas & Oil Company.

MICHAEL A. CAWLEY -- Mr. Cawley, age 48, has served as President and Chief Executive Officer of the Foundation since February 1, 1992, after serving as Executive Vice President of the Foundation since January 1, 1991. For more than five years prior to 1991, Mr. Cawley was the President of Thompson & Cawley, a professional corporation, attorneys at law; and Mr. Cawley currently serves as of counsel to the law firm of Thompson, Cawley,

Veazey & Burns, a professional corporation, which firm provided certain legal services to the Company during 1995. Mr. Cawley has served as a trustee of the Foundation since 1988 and is also a director of Panhandle Royalty Company and Noble Drilling Corporation. He has served as a director of the Company since 1995.

EDWARD F. COX -- Mr. Cox has been a partner in the law firm of Donovan Leisure Newton & Irvine, New York, New York for more than five years. Mr. Cox, age 49, has served as a director of the Company since 1984.

JAMES C. DAY -- Mr. Day, age 52, has served as President and Chief Executive Officer of Noble Drilling Corporation since January 1984, and as Chairman of the Board of Noble Drilling Corporation since October 1992. Prior to 1984, Mr. Day served as Vice President of Noble Drilling Corporation from January 1983. Prior to 1983, Mr. Day served as Vice President and Assistant Secretary of the Company. Mr. Day is also a director of Global Industries, Ltd. He has served as a director of the Company since 1994.

ROBERT KELLEY -- Mr. Kelley has served as President and Chief Executive Officer of the Company since August 1986, and as Chairman of the Board since October 1992. Prior to August 1986, he had served as Executive Vice President of the Company since January 1986. Mr. Kelley, age 50, also serves as President and Chief Executive Officer of Samedan Oil Corporation ("Samedan"), a wholly-owned subsidiary of the Company, and he has held such positions since 1984. For more than five years prior thereto, Mr. Kelley served as an officer of Samedan. Mr. Kelley also serves as a director of AmQuest Financial Corporation (formerly Security Corporation) of Duncan, Oklahoma, Exchange National Bank and Trust Company of Ardmore, Oklahoma and OG&E Electric Services of Oklahoma City, Oklahoma. He has served as director of the Company since 1986.

HAROLD F. KLEINMAN -- Mr. Kleinman has been a senior member of the law firm of Thompson & Knight, A Professional Corporation, Dallas, Texas, counsel for the Company, for more than five years and is currently a shareholder of such firm. Mr. Kleinman, age 65, has served as director of the Company since 1985.

GEORGE J. MCLEOD -- Mr. McLeod currently serves as President and Chief Executive Officer and as a director of Geolock Resources Ltd., a company engaged in oil and gas exploration and production in Canada. Mr. McLeod, age 67, retired as President and Chief Executive Officer of the Company in 1986, after serving in such positions since 1984. For more than five years prior thereto, Mr. McLeod served as President of Samedan. Mr. McLeod also currently serves as a director of Noble Drilling International Ltd., an indirect wholly-owned subsidiary of Noble Drilling Corporation, and of Crestar Energy in Calgary, Alberta. He has served as director of the Company since 1977.


                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

      The Board of Directors held six meetings in 1995. Each director attended every meeting of the Board and every meeting of the Board committees on which he served, except that Messrs. Cox and Kleinman were each absent from one Board meeting and Mr. Cox was absent from one meeting of the audit committee on which he serves.

COMMITTEES OF THE BOARD

      The committees of the Board, the current members and the primary functions of the committees are as follows:

      COMPENSATION AND BENEFITS COMMITTEE -- Roy Butler, Chairman; James C. Day; George J. McLeod; and John F. Snodgrass. The primary responsibilities of the compensation and benefits committee are to fix annual salaries and bonuses of the officers of the Company, including those officers who are also directors, and to administer the Company's employee stock option plans. The compensation and benefits committee held five meetings during 1995.

      AUDIT COMMITTEE -- Harold F. Kleinman, Chairman; Michael A. Cawley; Edward F. Cox; and Guy W. Nichols. The primary responsibilities of the audit committee are to review with the Company's auditors the audit procedures to be applied in the conduct of the annual audit and the results of the annual audit. During 1995 the audit committee held three meetings.

      EXECUTIVE COMMITTEE -- Robert Kelley, Chairman; Roy Butler; Harold F. Kleinman; and John F. Snodgrass. The primary responsibilities of the executive committee are to exercise the authority of the Board during the intervals between meetings of the Board. The executive committee held no meetings during 1995.

      NOMINATING COMMITTEE -- George J. McLeod, Chairman; Edward F. Cox; James
      C. Day; and Guy W. Nichols. The primary responsibilities of the nominating committee are to review the role, composition and structure of the Board and its committees, and advise the Chief Executive Officer of the Company with respect thereto; and to consider and recommend nominees for election to the Board. The nominating committee held no meetings during 1995.

      COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The current members of the compensation and benefits committee were the only persons who served on such committee during 1995. Messrs. Butler, Day and McLeod were formerly officers of the Company. See "Election of Directors" in this proxy statement for a description of the prior business experience and principal employment of Messrs. Butler, Day and McLeod.

COMPENSATION OF DIRECTORS

      Directors who are not officers of the Company or any of its subsidiaries receive an annual retainer of $24,000 and a fee of $1,000 for each Board or committee meeting attended. Each director who is such an officer receives a fee of $100 for each Board meeting attended. The chairman of each committee receives an additional annual retainer of $2,500. The Company also reimburses directors for travel, lodging and related expenses they incur in attending Board and committee meetings.

      STOCK OPTION PLAN. The 1988 Nonqualified Stock Option Plan for Non-Employee Directors provides for the grant of nonqualified stock options to each director of the Company who is not also either an employee or officer of the Company and who has not made an irrevocable, one-time election to decline to participate in the plan. Harold F. Kleinman has elected not to participate in the plan. The plan was adopted by the Board of Directors in 1988 and approved by stockholders at the 1989 annual meeting. The plan as originally adopted provided for the grant of nonqualified stock options and SARs but was amended during 1993 to eliminate the granting of SARs. An aggregate of 250,000 shares of Common Stock has been reserved for issuance under the plan. The plan provides generally for a formula grant of options annually on each July 1 during the term of the plan. The formula results in the automatic grant (unless revoked by the Board in a particular year) to each participating non-employee director of an option to purchase a number of shares of Common Stock equal to 30,000 divided by the number of participating non-employee directors. The purchase price per share of Common Stock under the option is the fair market value of the share on the grant date of such option.

      As of July 1, 1995, each of Messrs. Butler, Cox, McLeod, Nichols and Snodgrass was granted an option under the plan covering 4,286 shares of Common Stock at the exercise price of $25.50 per share, and each of Messrs. Cawley and Day was granted an option under the plan covering 4,285 shares of Common Stock at the exercise price of $25.50 per share. The period within which a non-employee director's option may be exercised commences at the close of such director's first year of service as a director after the grant date of such option and ends ten years after such grant date, unless expiring sooner due to termination of service or death, or unless such option is fully exercised prior to the end of such ten-year period.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The tabulation below sets forth as of December 31, 1995, beneficial ownership of shares of Common Stock by the seven nominees for director, Messrs. Butler, Nichols and Snodgrass, and each named executive officer listed in the Summary Compensation Table included elsewhere in this proxy statement. The tabulation also sets forth the number of shares of Common Stock beneficially owned as of that date by all directors and executive officers of the Company as a group.


                                                                           COMMON STOCK
                                                                      BENEFICIALLY OWNED (1)
                                                           --------------------------------------------
                                                                 NUMBER                  PERCENT OF
        NAME                                                   OF SHARES                 CLASS (2)
        ----                                               -----------------         ------------------
        Director
        Alan A. Baker . . . . . . . . . . . . . . .                   500                    --
        Roy Butler  . . . . . . . . . . . . . . . .                16,377 (3)                --
        Michael A. Cawley . . . . . . . . . . . . .             6,664,720 (4)                13.3%
        Edward F. Cox . . . . . . . . . . . . . . .                34,000 (3)                --
        James C. Day  . . . . . . . . . . . . . . .                 5,018 (3)                --
        Robert Kelley . . . . . . . . . . . . . . .               130,324 (3)                  .3%
        Harold F. Kleinman  . . . . . . . . . . . .                   200 (5)                --
        George J. McLeod  . . . . . . . . . . . . .                29,054 (3)                --
        Guy W. Nichols  . . . . . . . . . . . . . .                36,000 (3)                --
        John F. Snodgrass . . . . . . . . . . . . .             6,697,075 (3)(4)(6)          13.4%

        Named Executive Officers (excluding
          any director named above) and Group
        William D. Dickson  . . . . . . . . . . . .                60,460 (3)                  .1%
        Dan O. Dinges . . . . . . . . . . . . . . .                69,128 (3)                  .1%
        W. A. Poillion  . . . . . . . . . . . . . .                62,597 (3)                  .1%
        James C. Woodson  . . . . . . . . . . . . .                63,667 (3)                  .1%
        All directors and executive
          officers as a group (16 persons)  . . . .             7,270,831 (7)                14.5%

---------------
(1) Unless otherwise indicated, all shares are directly held with sole voting and investment power.
(2)   Less than one-tenth of one percent unless otherwise indicated.
(3) Includes shares not outstanding but subject to currently exercisable options, as follows: Mr. Butler -- 5,000 shares; Mr. Cox -- 21,000 shares; Mr. Day -- 5,000 shares; Mr. Dickson -- 55,326 shares; Mr. Dinges -- 60,134 shares; Mr. Kelley -- 118,259 shares; Mr. McLeod -- 16,000 shares; Mr. Nichols -- 31,000 shares; Mr. Poillion -- 56,818 shares; Mr. Snodgrass -- 28,000 shares; and Mr. Woodson -- 57,696 shares.
(4) Includes 6,664,220 shares held of record by the Foundation. Under the rules and regulations of the SEC, such shares are required to be included in the foregoing table as "beneficially owned" because such person possesses shared voting and investment power with respect thereto as one of nine trustees of the Foundation. As with other corporate action, the voting of the shares held by the Foundation requires a majority vote of its trustees at a meeting at which a quorum of trustees is present. Accordingly, such person does not represent sufficient voting power on the Foundation's board of trustees to determine voting or investment decisions with respect to the 6,664,220 shares. Both Mr. Cawley and Mr. Snodgrass disclaim any pecuniary interest in the 6,664,220 shares.
(5)   Consists of 200 shares held as joint tenant with Mr. Kleinman's spouse.
(6)   Includes 460 shares held as joint tenant with Mr. Snodgrass' spouse.
(7) Includes 517,372 shares not outstanding but subject to currently exercisable options and 6,664,220 shares held of record by the Foundation, as to which Mr. Cawley and Mr. Snodgrass possess shared voting and investment power as trustees of the Foundation and in which they disclaim any pecuniary interest.

                             EXECUTIVE COMPENSATION

      The following report of the compensation and benefits committee of the Board of Directors and the information herein under "Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules, except for the required disclosure herein, or to the liabilities of Section 18 of the Exchange Act, and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act.


               REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE
                           ON EXECUTIVE COMPENSATION


To the Stockholders
of Noble Affiliates, Inc.:

      As members of the compensation and benefits committee (the "Committee") of the Board of Directors, we have responsibility for administering the executive compensation program of the Company. All decisions by the Committee relating to the compensation of executive officers are reviewed by the full Board, except for decisions about grants or awards under the 1992 Stock Option and Restricted Stock Plan of the Company, which must be made solely by the Committee in order to satisfy the condition of disinterested administration of such plan under the applicable Federal securities laws and regulations.

COMPENSATION POLICIES

      The executive compensation policy of the Company, which is endorsed by the Committee, is to provide a compensation program that will attract, motivate, and retain persons of high quality and will support a long-standing internal culture of loyalty and dedication to the interests of the Company. In administering the executive compensation program, the Committee is mindful of the following principles and guidelines which are supported by the full Board.

      Base salaries for executive officers should be competitive. A sufficient portion of annual compensation should be at risk in order to align the interests of executives with those of stockholders of the Company. This variable part of annual compensation should reflect both corporate and individual performance. As a person's level of responsibility increases, a greater portion of total compensation should be at risk and the mix of total compensation should be weighted more heavily in favor of stock-based compensation. The Committee has not established objective, arbitrary percentages of the mix of total compensation that should be fixed versus at risk for any executive officers of the Company. Stock options provide executives long-term incentive and are beneficial in aligning the interests of executives and stockholders in the enhancement of stockholder value.

COMPENSATION PROGRAM FOR 1995

      For 1995, the executive compensation program consisted of three principal elements, which are discussed below: base salary, an annual incentive bonus plan, and stock options that are exercisable over a ten-year period.

            BASE SALARY: Base salary for executive officer positions is determined principally by competitive factors. The Company obtains information through participation in oil and gas industry compensation surveys which are conducted by independent compensation consultants, including William M. Mercer, Incorporated ("Mercer") and KPMG Peat Marwick, and others. One such survey includes information on an industry group called the Energy 27 Group comprised of corporations in the same industry as the Company. Eleven of the 13 companies included in the Dow Jones Total Return Index for Secondary Oil Companies referenced in the performance graph contained elsewhere in this proxy statement are included in the Energy 27 Group. The Committee analyzes the information and makes annual adjustments effective January 1st based on performance, incumbent length of service in the executive position and cost of living. The policy of the

      Committee generally is to establish base salary levels that approximate survey averages, and as such, the salary level for each executive officer for 1995 was within 12 percent, plus or minus, of the applicable average.

            ANNUAL INCENTIVE BONUS PLAN: The annual incentive bonus plan in which executive officers participate is available to all full-time employees of the Company or its subsidiaries (except those geologists employed by the Company who choose to be covered by the geological incentive plan, and the seventeen employees of Noble Gas Marketing, Inc., a wholly-owned subsidiary of the Company, who are covered under a separate bonus plan) who have completed one year of service at the close of the plan year (December 31). The target bonus for an employee is the base salary at year end of such employee multiplied times the percentage factor assigned to such employee's salary classification. Target percentage factors range from 5 to 40 percent, with factors of 40 percent for the CEO and 30 to 35 percent for operating committee members of Samedan, the principal operating subsidiary of the Company. An aggregate pre-adjustment bonus pool is determined for each division and department.

            Annual performance goals for the Company and its divisions are weighted with respect to five criteria as follows: cost of finding and developing new reserves (40 percent), new reserves added (40 percent), cash flow from operations (10 percent for division; 5 percent for Company), production growth in oil and gas volumes as measured against previous year's actual production (10 percent for division; 5 percent for Company) and consolidated net income (10 percent for Company). The annual performance goals for cost of finding and developing new reserves, new reserves added, and cash flow from operations are established based upon financial budgets and forecasts approved initially by the operating committee of Samedan at the beginning of each year and then reviewed and finally approved by the full Board. Annual performance goals are subject to revision, in the discretion of the full Board in the event of changed conditions since December of the preceding goal year, provided any such revision is made no later than the date of the Board of Directors meeting regularly held the day preceding the Company's annual meeting of stockholders in the plan year. At its April 1995 meeting, the Board revised the annual performance goals in accordance with the revised financial budget for 1995, which reflected a decrease in the Company's estimated forecast of net income from $50,839,000 to $17,811,000, and a decrease in the Company's estimated cash flow from operations from $248,984,000 to $191,346,000. Such decreases resulted primarily from a reduction of the estimated prices received from the sale of natural gas from $2.01 per thousand cubic feet ("MCF") to $1.71 per MCF. Additionally, both oil and gas volumes were revised downward 2,416 barrels per day and 9,992 MCF per day, respectively, primarily as a result of revisions to the estimated timing of production of new properties being developed. As a result, the 1995 annual performance goals were revised as follows: cash flow from operations (18 percent decrease) and consolidated net income (53 percent decrease).

            Each goal weighting percentage is subject to adjustment within a range of zero for achievement of less than 75 percent of the goal to 200 percent for achievement of greater than 135 percent of the goal. The combined, weighted goal achievement is then determined within a range of zero for achievement of less than 65 percent of the goal to 200 percent for achievement of more than 160 percent of the goal. The target bonus for employees of divisions is also adjusted to reflect the combined percentage of achievement of all assigned goals using the ratio of 75 percent for division goal achievement and 25 percent for Company goal achievement. The bonus amount is then determined by multiplying the target bonus times the applicable multiplier. Using these percentages, the bonus received by an executive officer will not exceed 80 percent of his salary, in the case of the CEO, and from 60 to 70 percent of his salary, in the case of operating committee members of Samedan.

            1992 STOCK OPTION AND RESTRICTED STOCK PLAN (THE "OPTION PLAN"):
      The Option Plan is designed to align a significant portion of the executive compensation program with stockholder interests. The Option Plan, which was approved by stockholders in 1992, permits the use of several different types of stock-based grants or awards: nonqualified, incentive, or discount stock options with or without stock appreciation rights and restricted stock. To date only nonqualified stock options have been granted under the Option Plan.

            The options represent the right to purchase shares of Common Stock over a ten-year period at the fair market value per share as of the date the option is granted. The options vest at the rate of one-third per year commencing on the first anniversary of the grant date.

            During 1991, the Company engaged Mercer to advise the Committee as to appropriate grant guidelines. Mercer based its recommendations as to appropriate grant guidelines on an analysis of average annual stock grants over a three-year period as disclosed in publicly available proxy statements of 16 companies it considered comparable to the Company in business and scope. The recommendation of Mercer ranged from 0.3 to 0.5 at the lower levels of employees, from 1.2 to 2.1 for vice presidents and from 1.5 to 2.6 at the CEO level. On the basis of the recommendation of Mercer, the Committee in 1991 adopted grant multiples that ranged from
      0.3 to 2.0, which fell approximately in the middle of the Mercer recommended range, with multiples of 2.0 for the CEO and 1.5 for other executive officers. The Committee believes that the grant multiples adopted by it remain appropriate, although it has not undertaken since 1991 to formally reassess the adopted grant multiples.

            The number of shares granted is determined by dividing (i) the sum of the optionee's annual base salary plus target bonus multiplied times the applicable grant multiple by (ii) the fair market value per share of the underlying Common Stock on the calculation date. The Committee, in its discretion, can adjust the number of shares granted under this plan from the number determined under the grant guidelines. Options granted to executive officers in 1995 were based on the guidelines described above using a fair market value on grant date of $24.25.

1995 COMPENSATION OF CEO

      The 1995 salary of Mr. Kelley was determined in January 1995 as a function of performance and competitive factors at that time. Mr. Kelley's 1995 salary was increased 18 percent over his 1994 salary, reflecting consideration of competitive data provided by Mercer and the assessment by the Committee and the Board of the Company's 1994 results of operations under Mr. Kelley's leadership. As a result, Mr. Kelley's 1995 salary fell within the range discussed above in the last sentence under "Compensation Program for 1995
- Base Salary" in this report.

      In determining the amount of bonus paid to Mr. Kelley for 1995, the Committee applied the performance goals' criteria discussed above under "Compensation Program for 1995 - Annual Incentive Bonus Plan" which resulted in an applicable multiplier under the plan of .75. This factor of .75 multiplied times the target bonus for Mr. Kelley produced a calculated bonus of $127,500.

      In 1995, the Committee granted Mr. Kelley an option to purchase 49,086 shares of Common Stock pursuant to the Option Plan. In granting this option, the Committee used a grant multiplier of 2.0 (see "Compensation Program for 1995 - 1992 Stock Option and Restricted Stock Plan" above), which took into account Mr. Kelley's level of responsibility and was based on the recommendation of Mercer.

PARTICIPATION IN MINERAL, ROYALTY AND OVERRIDING ROYALTY ACQUISITIONS

      In addition to the executive compensation policies and programs described above, the Company has a long-standing policy pursuant to which directors, officers and key employees of the Company and Samedan are permitted to acquire interests in minerals, royalties, and overriding royalties purchased from time to time by Samedan (or its subsidiaries). When this participation is offered, usually up to one-half of the interests acquired by Samedan (or its subsidiaries) is made available to be acquired by the participants in the aggregate. A participant is required to purchase his or her interest for cash on the same cost basis as Samedan and is responsible for obtaining any required financing. In certain instances, the Company or Samedan has assisted participants in obtaining financing from a third party lender and/or provided a guarantee of the amount financed by a participant. This policy applies only with respect to mineral, royalty, and overriding royalty interests acquired by Samedan (or its subsidiaries) and does not apply to the acquisition of working interests, even though a group of oil and gas properties acquired by Samedan (or its subsidiaries) includes both working interests and mineral, royalty, and overriding royalty interests.

      The policy was initiated to serve as an incentive for employees in connection with the acquisition of oil and gas properties by Samedan and for directors to continue in the service of the Company. The Board of Directors of the Company believes the policy to be in the best interests of the Company and its stockholders and, because the participant purchases the interest for fair value and shares the same risk as Samedan, does not consider the operation of the policy to be compensatory in nature. The Committee has responsibility for administering the policy.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

      The Omnibus Budget Reconciliation Act of 1993 contains provisions which limit the tax deductibility of executive compensation in excess of $1 million per year, subject to certain exceptions. The policy of the Company is to design its compensation programs to preserve the tax deductibility of compensation paid to its executive officers and other members of management. However, the Committee could in the future determine, taking into consideration the relevant factors then in existence, to make awards or approve compensation that does not qualify for a compensation deduction for tax purposes, if the Committee believes it is in the Company's interest to do so.

SUMMARY

      The Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and stockholder interests. As performance goals are met or exceeded, resulting in increased value to stockholders, executive officers are rewarded commensurately. The Committee believes that compensation levels during 1995 adequately reflect the compensation goals and policies of the Company.

      March 22, 1996                                        Roy Butler, Chairman
                                                            James C. Day
                                                            George J. McLeod
                                                            John F. Snodgrass

      The following table sets forth certain summary information concerning the compensation awarded to, earned by, or paid to the Chief Executive Officer of the Company and each of the four most highly compensated executive officers of the Company other than the Chief Executive Officer (collectively, the "named executive officers") for the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                  Long Term
                                                                                Compensation
                                                 Annual Compensation               Awards
                                         ---------------------------------------------------
                                                                     Other
                                                                    Annual          Stock         All Other
            Name and                                                Compen-        Options         Compen-
           Principal                                                sation       (number of        sation
            Position              Year   Salary ($)   Bonus ($)       ($)        shares) (1)        ($)
            --------              ----   ----------   ---------      -----       -----------      --------
 Robert Kelley, Chief             1995     425,000      127,500      2,392          49,086         32,913(2)
 Executive Officer                1994     360,000      201,600      2,187          33,027         23,045
                                  1993     315,000       94,500      2,739          31,875          8,994

 James C. Woodson, Vice           1995     193,500       50,794      2,392          16,164         16,621(3)
 President - Exploration and      1994     186,000       91,140      2,187          12,798         12,689
 Operating Committee member of    1993     180,000       54,000      1,932          13,662          9,916
 Samedan

 W.A. Poillion, Vice President    1995     187,500       49,219      2,392          15,663         15,265(4)
 - Production and Drilling and    1994     180,000       88,200      2,187          12,387         11,548
 Operating Committee member of    1993     149,750       44,924      1,943          11,367          8,976
 Samedan

 William D. Dickson, Vice         1995     182,000       45,950      2,392          14,640         14,659(5)
 President - Finance and          1994     175,000       73,500      2,187          12,042         11,050
 Treasurer                        1993     142,000       44,080      1,974          10,347          6,097

 Dan O. Dinges, Vice President    1995     182,000       45,950      2,860          14,640          8,638(6)
 - Division General Manager       1994     175,000       77,438      2,860          12,042          7,582
 and Operating Committee          1993     140,400       45,271      2,760          10,200          5,897
 member of Samedan

---------------
(1) Options represent the right to purchase shares of Common Stock at a fixed price per share.
(2) Consists of $500 of directors' fees and Company contributions of $8,504 to a defined contribution plan and $23,909 to a nonqualified contribution plan.
(3) Consists of Company contributions of $8,712 to a defined contribution plan and $6,897 to a nonqualified contribution plan and term life insurance premiums of $1,012.
(4) Consists of Company contributions of $8,442 to a defined contribution plan and $6,592 to a nonqualified contribution plan and term life insurance premiums of $231.
(5) Consists of Company contributions of $8,100 to a defined contribution plan and $6,340 to a nonqualified contribution plan and term life insurance premiums of $219.
(6) Consists of Company contributions of $5,723 to a defined contribution plan and $2,915 to a nonqualified contribution plan.

      The following table sets forth certain information with respect to options to purchase Common Stock granted during the year ended December 31, 1995 to each of the named executive officers.


                            OPTION GRANTS IN 1995

                                                                                         Potential Realizable
                                                                                           Value at Assumed
                                                                                            Annual Rates of
                                                                                              Stock Price
                                                                                             Appreciation
                                                Individual Grants                          for Option Term
                         ----------------------------------------------------------     ----------------------
                         Number of Securities   % of Total
                          Underlying Options     Options       Exercise
                               Granted          Granted to     or Base
                          (number of shares)    Employees       Price      Expiration
          Name                    (1)             in 1995       ($/sh)        Date       5%($)(2)   10%($)(3)
          ----           --------------------   ----------     --------    ----------    --------   ---------
Robert Kelley . . . .           49,086            15.0%         $24.25       7/24/05     748,562    1,897,174
James C. Woodson                16,164             4.9%         $24.25       7/24/05     246,501      624,739
W.A. Poillion . . . .           15,663             4.8%         $24.25       7/24/05     238,861      605,375
William D. Dickson  .           14,640             4.5%         $24.25       7/24/05     223,260      565,836
Dan O. Dinges . . . .           14,640             4.5%         $24.25       7/24/05     223,260      565,836

---------------
(1) Options represent the right to purchase shares of Common Stock at a fixed price per share. The options vest at the rate of one-third per year commencing on the first anniversary of the grant date.
(2)   Represents an assumed market price per share of Common Stock of $39.50.
(3)   Represents an assumed market price per share of Common Stock of $62.90.

      The following table sets forth certain information with respect to the exercise of options to purchase Common Stock during the year ended December 31, 1995, and the unexercised options held at December 31, 1995 and the value thereof, by each of the named executive officers.


                      AGGREGATED OPTION EXERCISES IN 1995
                           AND 12/31/95 OPTION VALUES

                                                    Number of Unexercised
                                                          Options at               Value of Unexercised
                                                      December 31, 1995            In-the-Money Options
                                                      (number of shares)         at December 31, 1995 ($)
                                                 ---------------------------  ------------------------------
                           Shares
                        Acquired on     Value
        Name              Exercise   Realized($)  Exercisable  Unexercisable    Exercisable   Unexercisable
---------------------     --------   -----------  -----------  -------------    -----------   -------------
Robert Kelley . . . . .      -            -         118,259         81,729       1,350,649        387,029
James C. Woodson  . . .    16,700       260,637      57,696         29,250         676,424        136,090
W.A. Poillion . . . . .      -            -          56,818         27,710         736,122        128,726
William D. Dickson  . .     2,000        30,250      55,326         26,117         697,034        120,669
Dan O. Dinges . . . . .      -            -          60,134         26,068         787,622        120,424

DEFINED BENEFIT PLANS

      The defined benefit plans of the Company that cover its executive officers provide the benefits shown below. The estimates assume that benefits are received in the form of a ten-year certain and life annuity.


                               PENSION PLAN TABLE


                                               Estimated Annual Benefits Upon Retirement at Age 65
                                                After Completion of the Following Years of Service
             60 Month Average           ---------------------------------------------------------------------
            Annual Compensation             15              20             25             30           35
            -------------------         ---------       ----------      ---------    ----------     ---------
             $ 100,000  . . . . . .      $  30,000       $  40,000     $   40,510     $  48,612    $   48,612
               150,000  . . . . . .         45,000          60,000         62,385        74,862        74,862
               200,000  . . . . . .         60,000          80,000         84,260       101,112       101,112
               250,000  . . . . . .         75,000         100,000        106,135       127,362       127,362
               300,000  . . . . . .         90,000         120,000        128,010       153,612       153,612
               350,000  . . . . . .        105,000         140,000        149,885       179,862       179,862
               400,000  . . . . . .        120,000         160,000        171,760       206,112       206,112
               500,000  . . . . . .        150,000         200,000        215,510       258,612       258,612
               600,000  . . . . . .        180,000         240,000        259,260       311,112       311,112
               700,000  . . . . . .        210,000         280,000        303,010       363,612       363,612


      Upon vesting, the amount of retirement benefit depends on an employee's final average monthly compensation, age and the number of years of credited service (maximum of 30 years). Final average monthly compensation is defined generally to mean the participant's average monthly rate of compensation from the Company for the 60 consecutive months prior to retirement which give the highest average monthly rate of compensation for the participant. Compensation covered by the defined benefit plans is defined (with certain exceptions) to mean the compensation actually paid to a participant as reported on the participant's federal income tax withholding statement for the applicable calendar year. Accordingly, the amounts reported in the Summary Compensation Table included elsewhere herein under "Annual Compensation" approximate covered compensation for 1995. The amount of benefit shown in the above table is not subject to any deductions for social security or any other offset amounts.

      As of December 31, 1995, the named executive officers had the following approximate number of years of credited service for retirement purposes: Mr. Kelley--20; Mr. Woodson--21; Mr. Poillion--19; Mr. Dickson--17; and Mr. Dinges--14.

PERFORMANCE GRAPH

      The following graph sets forth the cumulative total stockholder return for the Common Stock, the S&P 500 Index and the Dow Jones Total Return Index for Secondary Oil Companies for the years indicated as prescribed by the SEC's rules.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN (1)
                  AMONG NOBLE AFFILIATES, INC., S&P 500 INDEX
                      AND DOW JONES TOTAL RETURN INDEX FOR
                          SECONDARY OIL COMPANIES (2)



                                    [GRAPH]





------------------------------------------------------------------------------------------------------------
                                                   1990       1991      1992      1993       1994      1995
------------------------------------------------------------------------------------------------------------
 Company                                            100         98       127        193       181       220
 S&P 500 Index                                      100        130       140        155       157       215

 Dow Jones Total Return Index for Secondary         100         98        99        110       106       123
  Oil Companies (3)
------------------------------------------------------------------------------------------------------------


(1) Total return assuming reinvestment of dividends. Assumes $100 invested on January 1, 1991 in Common Stock, the S&P 500 Index and the Dow Jones Total Return Index for Secondary Oil Companies.
(2)   Fiscal year ending December 31.
(3) Comprised of the following companies: Amerada Hess Corporation, Anadarko Petroleum Corporation, Ashland Oil, Inc., Burlington Resources Inc., Kerr-McGee Corporation, The Louisiana Land and Exploration Company, MAPCO Inc., Murphy Oil Corporation, Noble Affiliates, Inc., Occidental Petroleum Corporation, Oryx Energy Company, Pennzoil Company and Union Texas Petroleum Holdings, Inc.

             PROPOSAL TO APPROVE AND RATIFY DIRECTOR AND OFFICER
                             INDEMNITY AGREEMENTS


INTRODUCTION

         The Company's Board of Directors has approved, and has authorized the Company to enter into, indemnity agreements with the Company's current directors and By-law officers and with the Company's future directors and By-law officers which increase the protection afforded such persons against legal claims and related expenses. The Company entered into an indemnity agreement with each of its current directors and By-law officers effective as of March 1, 1996. In addition to any rights granted by the indemnity agreements, the Company's directors and officers presently have certain rights to indemnification under the Company's Certificate of Incorporation (the "Certificate of Incorporation") and By-laws (the "By-laws") and Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Statute").

         The Board of Directors believes that the Company should provide the maximum indemnification protection for its present and future directors and By-law officers, both as a matter of fairness and to assist the Company in attracting capable individuals to serve in such capacities. For this reason, the Board of Directors believes that the Company should supplement the indemnification protection available under the Certificate of Incorporation, the By-laws and the Delaware Statute by executing agreements with its directors and By-law officers providing for indemnification to the fullest extent permitted by law.

         The form of indemnity agreement, as approved by the Board of Directors and entered into between the Company and its directors and By-law officers (the "Indemnity Agreement"), is included in this Proxy Statement as Exhibit A. Set forth below is a summary of the principal terms and provisions of the Indemnity Agreement, which summary does not purport to be complete and is qualified in its entirety by the detailed portions of the Indemnity Agreement that are incorporated herein by reference.

         Although stockholder approval of the Indemnity Agreement is not required by law, the Board is seeking stockholder approval because each of the directors is potentially benefited by such an agreement and, therefore, has an inherent conflict of interest with regard thereto. Also, stockholder approval would strengthen the validity of the Indemnity Agreement by substantially reducing the likelihood that any Indemnity Agreement could be successfully challenged on grounds of the directors' conflict of interest. If the Company's stockholders do not approve the proposal to ratify and approve the Indemnity Agreement and to authorize the Company to enter into substantially similar Indemnity Agreements with its directors and By-law officers in the future, the Company anticipates that it will honor the existing Indemnity Agreements because such Indemnity Agreements, by their terms, do not provide for a unilateral right of termination by the Company. Thus, the existing Indemnity Agreements will remain in full force and effect to the extent permitted under the Delaware Statute. Under the Delaware Statute, the Indemnity Agreement will not be void or voidable solely because of the inherent conflict of interest of the directors if the Indemnity Agreement is deemed to be fair as to the Company as of the time it was approved and authorized by the Board of Directors. The Board would reconsider, however, whether additional Indemnity Agreements should be entered into in the future.

         The Indemnity Agreement is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any director, and to the knowledge of the Company, there is no pending or threatened litigation affecting the directors or officers of the Company for which indemnification may be sought under the Indemnity Agreement or otherwise.

REASONS AND PRINCIPAL EFFECTS OF THE PROPOSAL

         Management of the Company believes that entering into the Indemnity Agreement with each of its directors and By-law officers is necessary in order for the Company to be able to attract and retain qualified and competent management personnel, upon whose efforts and judgment the success of the Company is largely dependent. Accordingly, management believes that it is in the best interests of the Company and its stockholders to protect its directors and By-law officers through the Indemnity Agreement, which generally provides that the Company will indemnify such persons to the fullest extent permitted by law.

         Management generally believes that because of the claims and litigation normally associated with any business, directors and officers are continually exposed to a potentially large number of claims, suits, and other proceedings, even though their actions are taken in complete good faith and in the best interests of the Company. Responding to such claims and litigation can involve very substantial personal expense, including legal fees, disbursements, settlements and even judgments. For several reasons, management believes that it is unfair to expect the directors and officers to personally bear expenses that result from the Company's operations.

         First, management believes that there has been a substantial growth in the number of lawsuits that expose directors and officers of all corporations to substantial financial penalties, ridicule, harassment and abuse. Second, the vagaries of public policy and the interpretations of ambiguous statutes and regulations appear to management to create such uncertainty as to deprive corporate directors and officers of adequate, reliable, advance knowledge of the risks to which they become personally exposed and the means of reducing or eliminating such risks. Third, damages sought in third-party stockholder and derivative suits frequently bear no reasonable or logical relationship to the compensation received by directors for their services. Fourth, the cost of defending against such suits, whether or not meritorious, is beyond the resources of most persons. Fifth, the issues in controversy frequently involve the knowledge, motives and intent of the persons involved such that they are the only witnesses who can testify in their own defense; however, because of the length of time that usually elapses before such suits are disposed of, individuals will frequently be retired or deceased and either they or their estates will face undue hardship in maintaining an adequate defense to such suits.

         Management believes that the confluence of the foregoing factors has generally led to an increased reluctance on the part of qualified persons to serve on corporate boards of directors, and to a lesser degree, as officers or employees of public corporations. Furthermore, management believes that an inevitable result of the above trends will be timid, overly cautious and less effective direction and supervision of the Company's business and operations instead of aggressive supervision in an attempt to maximize profits and serve the best interests of Company stockholders. Management considers such potential consequences to be so detrimental to the best interests of the Company's stockholders that it has concluded that its directors and By-law officers should receive the maximum protection possible against the inordinate risks and expenses of litigation outlined above to ensure that the most capable persons available will be attracted to and retained in such positions.

         The Delaware Statute contains detailed provisions governing the indemnification of directors and officers, and by its nonexclusive nature, permits the adoption of indemnification agreements generally to effect the policy of such indemnification. In accordance with the Delaware Statute, the Certificate of Incorporation and By-laws provide for the Company to indemnify and insure its directors and officers to the fullest extent permitted by law. Management believes, however, that the existing indemnification protection provided is inadequate in certain respects. First, the Company currently does not have directors and officers liability insurance. Management believes that the Indemnity Agreement serves the interests of the Company and its stockholders by being the basis of self-insurance against potential director and officer liabilities. Second, management believes that the Certificate of Incorporation and By-laws do not provide sufficient protection for directors and officers since their provisions can be unilaterally changed by the Company, whereas the Indemnity Agreement, which constitutes a binding contract of the Company, prevents the Company from modifying its indemnity policy in a way that is adverse to any person who is a party to such a contract. Last, management believes that the Delaware Statute expressly recognizes that a person may become entitled to indemnification outside the terms of the statute. Accordingly, the purpose of the Indemnity Agreement is also to provide fuller indemnification protection for the Company's directors and By-law officers than presently provided in the Delaware Statute, the Certificate of Incorporation and the By-laws.

SUMMARY OF THE INDEMNITY AGREEMENT

         Actions Covered. Section 3 of the Indemnity Agreement deals with third party proceedings (other than proceedings by or on behalf of the Company), and Section 4 deals with actions by or on behalf of the Company. Under both sections, the right to indemnification extends to a person who is a party or is threatened to be made a party to any proceeding by reason of the fact that the person is or was a director and/or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another entity.

         With respect to third party proceedings, indemnification extends to expenses, judgments, fines and amounts paid in settlement that are actually and reasonably incurred. In the case of proceedings by or on behalf of the Company, indemnification extends only to expenses actually and reasonably incurred by the indemnitee in connection with the defense, settlement or other disposition of such proceeding, except that no indemnification shall be made in respect of any claim, issue or matter as to which the indemnitee shall have been adjudged to be liable to the Company unless, and only to the extent that, the Delaware Court of Chancery or the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the indemnitee is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

         Requisite Standards of Conduct. The general standard of conduct required for indemnification is that the individual acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Added to this standard in the case of third party criminal actions is the requirement that the individual had no reasonable cause to believe his conduct was unlawful.

         Expenses. Section 6 of the Indemnity Agreement provides that the expenses incurred by an indemnitee pursuant to Sections 3 and/or 4 of the Indemnity Agreement in connection with any proceeding shall, at the written request of the indemnitee, be paid by the Company in advance of the final disposition of such proceeding upon receipt by the Company of an undertaking (which need not be secured) by or on behalf of the indemnitee (the "indemnitee's undertaking") to repay such amount to the extent that it is ultimately determined that the indemnitee is not entitled to be indemnified by the Company. As used in the Indemnity Agreement, the term "expenses" includes, without limitation, all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a proceeding.

         Determinations on Indemnification. Pursuant to Section 7 of the Indemnity Agreement, any indemnification under Sections 3 and/or 4 of the Indemnity Agreement shall be made no later than 45 days after receipt by the Company of the written request of an indemnitee, unless a determination is made within the 45-day period by (i) a majority vote of the directors of the Company who are not parties to the involved proceeding, even though less than a quorum, or (ii) independent legal counsel in a written opinion (which counsel shall be appointed if there are no such directors or if such directors so direct), that the indemnitee has not met the applicable standards for indemnification set forth in Section 3 or 4, as the case may be. Any advancement of expenses under
Section 6 of the Indemnity Agreement shall be made no later than 10 days after receipt by the Company of the indemnitee's undertaking.

         In any action to establish or enforce the right of indemnification or to receive advancement of expenses as provided in the Indemnity Agreement, the burden of proving that indemnification or advancement of expenses is not appropriate shall be on the Company. Neither the failure of the Company (including its Board of Directors or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification or advancement of expenses is proper in the circumstances because an indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including its Board of Directors or independent legal counsel) that an indemnitee has not met such applicable standard of conduct, will be a defense to the action or create a presumption that an indemnitee has not met the applicable standard of conduct. Expenses incurred by an indemnitee in connection with successfully establishing or enforcing his right of indemnification or to receive advancement of expenses, in whole or in part, under the Indemnity Agreement will also be indemnified by the Company.

         Success on the Merits or Otherwise. Section 5 of the Indemnity Agreement provides that, to the extent that an indemnitee has been successful on the merits or otherwise in defense of any proceeding referred to in Sections 3 and/or 4 of the Indemnity Agreement, or in defense of any claim, issue or matter therein, including dismissal without prejudice, the indemnitee shall be indemnified against all expenses actually and reasonably incurred by such indemnitee in connection therewith.

         Other Provisions. The Indemnity Agreement provides that the rights of indemnification and to receive advancement of expenses provided by it shall not be deemed exclusive of any other rights to which an indemnitee may be entitled under the Certificate of Incorporation, By-laws, any other agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. In addition, the Indemnity Agreement provides that it is intended to be retroactive and shall be available as to events occurring prior to the date of the Indemnity Agreement. Furthermore, the Indemnity Agreement provides that the rights of indemnification and to receive advancement of expenses provided by it shall continue as to an indemnitee even though an indemnitee may have ceased to be a director or officer of the Company and shall inure to the benefit of an indemnitee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

RECOMMENDATION AND REQUIRED AFFIRMATIVE VOTE

         The affirmative vote of the holders of record of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote thereon at the meeting is required to approve the proposal to approve and ratify the Indemnity Agreement. For the reasons stated above, the Board of Directors of the Company unanimously recommends that the Company's stockholders vote FOR the approval of the proposal to approve and ratify the Indemnity Agreement.

                PROPOSAL TO APPROVE AMENDMENTS TO THE COMPANY'S
         1988 NONQUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

GENERAL

         The 1988 Nonqualified Stock Option Plan for Non-Employee Directors of Noble Affiliates, Inc. (the "Plan") was adopted by the Board of Directors of the Company in 1988 and approved by the stockholders of the Company at the 1989 annual meeting of stockholders. At a meeting of the Board of Directors of the Company in January 1996, the Board of Directors adopted a proposal to (i) increase the number of shares of Common Stock authorized under the Plan by 300,000 shares and extend the term of the Plan to July 25, 2006; (ii) extend to five years the period during which an option may be exercised after termination of directorship; and (iii) clarify the operation of the Plan in respect of the option grant made to directors in the last term of their service prior to mandatory retirement as a regular director because of age in accordance with
Article III of the Company's By-laws (the "retirement clarification") (collectively, the "Plan Amendments"). A copy of the Plan, as amended by the Board of Directors, is attached hereto as Exhibit B. The proposal to amend the Plan is subject to stockholder approval. The material features of the Plan as currently in effect are described in "Description of the Plan as Currently in Effect" below.

REASONS AND PRINCIPAL EFFECTS OF THE PROPOSAL

         Increase in Number of Shares and Extension of Term. As of January 31, 1996, there were outstanding stock options covering 136,000 shares of Common Stock held by seven persons and only 34,000 shares of Common Stock remained available for future awards under the Plan. One purpose of the Plan Amendments is to continue the Plan by increasing by 300,000 shares the aggregate number of shares of Common Stock that may be issued under the Plan. In addition, under the current terms of the Plan, the Plan will terminate at the close of business on July 25, 1998, after which time no further grants may be made under the Plan. Another purpose of the Plan Amendments is to extend the term of the Plan to July 25, 2006. If the Plan Amendments are approved, the directors of the Company who are eligible to participate in the Plan could receive more benefits under the Plan than they could if the Plan Amendments are not approved.

         Extension of the Exercise Period. The Plan currently provides that if a non-employee director dies during his tenure or within three months after his tenure has ended, his estate would have one year from the date of death to exercise an outstanding option, provided that such option had been exercisable at the time of his death and that the date of exercise would otherwise be within the option period. If the tenure of the non-employee director terminates for any other reason, he would have three months from the date of termination to exercise the option, provided that such option had been exercisable at the time of his termination and that the date of exercise would otherwise be within the option period; provided, however, that if the non-employee director is removed for fraud, intentional misrepresentation, embezzlement, misappropriation or conversion of assets or opportunities of the Company (a "removal for intentional misconduct"), such option would be void. One purpose of the Plan Amendments is to extend the period during which an option may be exercised after termination of directorship, other than a removal for intentional misconduct, from three months to five years, thereby allowing a non-employee director or his estate a longer period of time after which he is no longer a director to elect to exercise an issued but unexercised option, provided that such option had been exercisable at the time of his death and that the date of exercise would otherwise be within the option period.


         Clarification of Effect of Retirement. The Plan currently provides that each option to purchase shares of Common Stock granted to the non-employee directors "shall become exercisable upon the completion of one year service by the [director]" after the grant date of such option and that an option shall be granted automatically on each July 1 during the term of the Plan. One purpose of the Plan Amendments is to clarify the operation of the Plan in respect of the option grant made to directors in the last term of their service prior to mandatory retirement as a regular director because of age in accordance with the Company's By-laws. The Company's By-laws have, since before adoption of the Plan in 1988, provided for mandatory retirement of directors at age 70. Specifically, the By-law provision states that "A person shall be eligible to be elected a regular Director until the annual meeting [of stockholders] next succeeding such person's 70th birthday." The By-laws also provide for the annual meeting of stockholders to be held on the fourth Tuesday of April of each year.

         The July 1st grant date was specified in the Plan in order to provide a fixed annual grant date that was not subject to the discretion of any person. It was arbitrarily selected as a date to follow the scheduled annual meeting date in each year (fourth Tuesday in April) by a reasonable period of time to allow for a possible delay in holding the annual meeting in any particular year. A director subject to mandatory retirement from the Board because of attainment of age 70 will have served at least approximately 83 percent of a one calendar year period (ten of twelve months) following an annual grant date of July 1st. The Plan Amendments would clarify that the option has indeed been earned and need not be forfeited under these circumstances upon the mandatory retirement of the director from the Board because of age, which is an interpretation of the operation of the Plan that the Board believes can be fairly implied from the terms and conditions of the Plan. Were this not a correct interpretation of an apparent ambiguity in the Plan, the Plan would necessarily have had provisions prohibiting the grant of an option to any non-employee director who was age 69 on July 1st of that year. Instead, the Plan clearly provides for the option grant to each non-employee director serving on July 1st.


         The Company currently has three directors, Messrs. Butler, Nichols and Snodgrass, who will have become age 70 prior to the annual meeting and who therefore will not be eligible to stand for reelection to the Board. Under the Plan, each of these directors was automatically granted an option to purchase 4,286 shares of Common Stock on July 1, 1995. If adopted, the Plan Amendments would clarify that such options will not be forfeited by such directors because they will have been eligible to serve as a director for a period of only approximately 10 months following the option grant date (July 1, 1995). The Board has proposed that the stock option agreements dated as of July 1, 1995 entered into with such directors be amended, subject to stockholder approval, to provide retroactively for the retirement clarification of the Plan Amendments. See "Proposal to Extend the Period of Exercisability under Certain Outstanding Stock Option Agreements of Non-Employee Directors" below.



DESCRIPTION OF THE PLAN AS CURRENTLY IN EFFECT


         The Plan authorizes the issuance of up to 250,000 shares of Common Stock. Any shares of Common Stock allocable to the unexercised portion of an option that expires or terminates will again be available for the purposes of the Plan. The Plan contains provisions providing for adjustment of the number of shares available for option and subject to unexercised options in the event of stock splits, dividends payable in Common Stock, combinations or certain other events. The Plan as originally adopted provided for the grant of nonqualified stock options and SARs but was amended during 1993 to eliminate the granting of SARs.

         Administration. The Plan is administered by the Board of Directors. The Board has no authority, discretion or power to select the participants who will receive options pursuant to the Plan, to set the number of shares of Common Stock to be covered by each option, to set the exercise price or the period within which the options may be exercised or to alter any other terms or conditions specified therein, except in the sense of administering the Plan subject to the express provisions of the Plan and except as set forth below under "Stock Options" and "Amendment of the Plan."

         Stock Options. The Plan provides that, on each July 1 during the term of the Plan, options shall be granted automatically to the non-employee directors serving the Company on such date. The date of grant of an option pursuant to the Plan, shall be referred to hereinafter as the "grant date" of such option. The Board of Directors may revoke, on or prior to each July 1, the next automatic grant of options otherwise provided for by the Plan if no options have been granted to employees since the preceding July 1 under the Company's 1982 Stock Option Plan or any other employee stock option plan that the Company might adopt hereafter.

         On each grant date, each non-employee director of the Company, who has not made an irrevocable, one time election to decline to participate in the Plan, will be granted an option to purchase the number of shares of Common Stock equal to the nearest number of whole shares determined in accordance with the following formula set forth in the Plan: 30,000 divided by Number of Non-Employee Directors (as defined). "Number of Non-Employee Directors" is defined in the Plan as the number of non-employee directors serving the Company in such capacity on such grant date. The formula set forth above will not be affected by any decision of the Board of Directors to revoke an automatic grant. For example, if the Board's nominees for election to the Board of Directors are elected by the stockholders at the 1996 annual meeting (and continue to serve as such), then five of the six non-employee directors serving the Company on July 1, 1996 would be automatically granted an option under the Plan covering 6,000 shares of Common Stock (30,000 / 5 = 6,000) (Harold F. Kleinman has elected not to participate in the Plan).

         The price at which each share of Common Stock covered by an option may be purchased upon exercise of such option pursuant to the Plan is the fair market value of the share on the grant date of such option. The period within which a non-employee director's option may be exercised commences at the close of such director's first year of service as a director after the grant date of such option and ends ten years after such grant date (the "option period"), unless ended sooner due to termination of service or death, or unless such option is fully exercised prior to the end of such ten-year period.

         If a non-employee director dies during his tenure or within three months after his tenure has ended, his estate would have one year from the date of death to exercise the option, provided that such option had been exercisable at the time of his death and that the date of exercise would otherwise be within the option period. If the tenure of the non- employee director terminates for any other reason, he would have three months from the date of termination to exercise the option, provided that such option had been exercisable at the time of his termination and that the date of exercise would otherwise be within the option period; provided, however, that if the non-employee director is removed for fraud, intentional misrepresentation, embezzlement, misappropriation or conversion of assets or opportunities of the Company, such option would be void. The options are not transferrable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the "Code"), or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

         Amendment of the Plan. Subject to the provisions of Rule 16b-3 of the Exchange Act, the Board may from time to time amend, modify, suspend or terminate the Plan. Nevertheless, no such amendment, modification, suspension or termination may (a) impair any options theretofore granted under the Plan or deprive any optionee of any shares of Common Stock which he may have acquired through or as a result of the Plan or (b) be made without the approval of the stockholders of the Company where such change would (i) increase the total number of shares of Common Stock which may be granted under the Plan or decrease the purchase price under the Plan (other than in accordance with the Plan's antidilution provisions), (ii) materially alter the class of person eligible to be granted options under the Plan, (iii) materially increase the benefits accruing to optionees under the Plan or (iv) extend the term of the Plan or the option period.

         Termination. Unless previously terminated, the Plan will terminate at the close of business on July 25, 1998, after which time no further grants may be made under the Plan.

FEDERAL INCOME TAX CONSEQUENCES

         All options granted under the Plan are non-statutory options not entitled to special tax treatment under Section 422 of the Code. The Plan also is not qualified under Section 401(a) of the Code and not subject to the provisions of the Employee Retirement Income Security Act of 1974.

         No income will be recognized by an optionee for federal income tax purposes upon the grant of an option. Except as described below in the case of an "insider" subject to Section 16(b) of the Exchange Act who exercises his or her option less than six months from the date of grant, upon exercise of an option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of such shares. In the absence of an election pursuant to Section 83(b) of the Code, an "insider" subject to Section 16(b) of the Exchange Act who exercises an option less than six months from the date the option was granted will recognize income on the date six months after the date of grant in an amount equal to the excess of the fair market value of the shares on such date over the option price of such shares. An optionee subject to Section 16(b) of the Exchange Act can avoid such deferral by making an election, pursuant to Section 83(b) of the Code, no later than 30 days after the date of exercise. Directors of the Company generally are considered to be "insiders" for purposes of Section 16(b) of the Exchange Act.

         The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee. The basis of shares transferred to an optionee pursuant to exercise of an option is the price paid for such shares plus an amount equal to any income recognized by the optionee as a result of the exercise of such option. If an optionee thereafter sells shares acquired upon exercise of an option, any amount realized over the basis of such shares will constitute capital gain to such optionee for federal income tax purposes.

RECOMMENDATION AND REQUIRED AFFIRMATIVE VOTE

         The affirmative vote of the holders of record of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote thereon at the meeting is required to approve the proposal to approve the Plan Amendments. The Board of Directors of the Company unanimously recommends that the Company's stockholders vote FOR the approval of the proposal to approve the Plan Amendments.



        PROPOSAL TO EXTEND THE PERIOD OF EXERCISABILITY UNDER CERTAIN OUTSTANDING STOCK OPTION AGREEMENTS OF NON-EMPLOYEE DIRECTORS


REASONS AND PRINCIPAL EFFECTS OF THE PROPOSAL


         As described above under "Proposal to Approve Amendments to the Company's 1988 Nonqualified Stock Option Plan for Non-Employee Directors - Reasons and Principal Effects of the Proposal - Clarification of Effect of Retirement", one purpose of the Plan Amendments is to clarify the operation of the Plan in respect of the option grant made to directors in the last term of their service prior to mandatory retirement as a regular director because of age in accordance with the Company's By-laws. The Company desires to amend, subject to stockholder approval, the stock option agreements entered into as of July 1, 1995 with each of Messrs. Butler, Nichols and Snodgrass (collectively, the "Option Agreements"), each of whom will have become age 70 prior to the annual meeting and who therefore will not be eligible to stand for reelection to the Board, to extend the exercisability of the options granted thereunder consistent with the retirement clarification of the Plan Amendments (the "Option Amendments").


RECOMMENDATION AND REQUIRED AFFIRMATIVE VOTE

         The affirmative vote of the holders of record of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote thereon at the meeting is required to approve the proposal to approve the Option Amendments. The Board of Directors of the Company unanimously recommends that the Company's stockholders vote FOR the approval of the proposal to approve the Option Amendments.

                              CERTAIN TRANSACTIONS

SECTION 16(A) REPORTING DELINQUENCIES

         Section 16(a) of the Exchange Act requires directors and officers of the Company, and persons who own more than 10 percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Directors, officers and more than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Under the Section 16(a) rules as they apply to trustees, the trustees of the Foundation are themselves deemed to be more than 10 percent beneficial owners of the Company because such trustees possess shared voting and investment power with respect to the securities of the Company held by the Foundation.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1995, all Section 16(a) filing requirements applicable to its directors, officers and more than 10 percent beneficial owners were complied with.


                            INDEPENDENT ACCOUNTANTS

         The appointment of the accounting firm selected to audit the Company's financial statements is subject to ratification by the Board of Directors and will not be submitted to stockholders for ratification or approval. It is the present intention of the Company's management to recommend to the Board of Directors the re-appointment of Arthur Andersen LLP, which has audited the Company's financial statements since 1989, to audit the financial statements of the Company for 1996. Representatives of Arthur Andersen LLP are expected to be present at the meeting to respond to appropriate questions from stockholders and will be given the opportunity to make a statement at the meeting should they desire to do so.


                    STOCKHOLDER PROPOSALS AND OTHER MATTERS

         Stockholder proposals intended to be included in the Company's proxy statement relating to the 1997 annual meeting of stockholders, which is currently scheduled to be held on April 22, 1997, must be received by the Company at its office in Ardmore, Oklahoma, addressed to the Secretary of the Company, no later than November 22, 1996.

         The cost of solicitation of proxies will be borne by the Company. Solicitation may be made by mail, personal interview, telephone or telegraph by officers and regular employees of the Company, who will receive no additional compensation therefor. To aid in the solicitation of proxies, the Company has employed the firm of Georgeson & Co., Inc., which will receive a fee of approximately $7,000 plus out-of-pocket expenses. The Company will bear the reasonable expenses incurred by banks, brokerage firms, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners.

         The Board of Directors does not intend to present any other matter at the meeting and knows of no other matters that will be presented. However, if any other matter comes before the meeting, the persons named in the enclosed proxy intend to vote thereon in accordance with their best judgment.


Ardmore, Oklahoma                                  NOBLE AFFILIATES, INC.
March 22, 1996

                                                        William D. Dickson
                                            Vice President-Finance and Treasurer

                                                                       EXHIBIT A



                              INDEMNITY AGREEMENT


         This Agreement made and entered into as of this 1st day of March, 1996, by and between NOBLE AFFILIATES, INC., a Delaware corporation (the "Company"), and ___________________ ("Indemnitee"), who is currently serving the Company in the capacity of a director and/or officer thereof;

                              W I T N E S S E T H:

         WHEREAS, the Company and Indemnitee recognize that the interpretation of ambiguous statutes, regulations and court opinions and of the Certificate of Incorporation and Bylaws of the Company, and the vagaries of public policy, are too uncertain to provide the directors and officers of the Company with adequate or reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they become personally exposed as a result of performing their duties in good faith for the Company; and

         WHEREAS, the Company and the Indemnitee are aware that highly experienced and capable persons are often reluctant to serve as directors or officers of a corporation unless they are protected to the fullest extent permitted by law by comprehensive insurance or indemnification, especially since the legal risks and potential liabilities, and the very threat thereof, associated with lawsuits filed against the officers and directors of a corporation, and the resultant substantial time, expense, harassment, ridicule, abuse and anxiety spent and endured in defending against such lawsuits, whether or not meritorious, bear no reasonable or logical relationship to the amount of compensation received by the directors or officers from the corporation; and

         WHEREAS, Section 145 of the General Corporation Law of the State of Delaware, which sets forth certain provisions relating to the mandatory and permissive indemnification of, and advancement of expenses to, officers and directors (among others) of a Delaware corporation by such corporation, is specifically not exclusive of other rights to which those indemnified thereunder may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and, thus, does not by itself limit the extent to which the Company may indemnify persons serving as its officers and directors (among others); and

         WHEREAS, after due consideration and investigation of the terms and provisions of this Agreement and the various other options available to the Company and the Indemnitee in lieu thereof, the board of directors of the Company has determined that the following Agreement is not only reasonable and prudent but necessary to promote and ensure the best interests of the Company and its stockholders; and

         WHEREAS, the Company desires to have Indemnitee serve or continue to serve as an officer and/or director of the Company, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of his acting in good faith in the performance of his duty to the Company; and Indemnitee desires to serve, or to continue to serve (provided that he is furnished the indemnity provided for hereinafter), in either or both of such capacities;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Indemnitee, intending to be legally bound, do hereby agree as follows:

         1. AGREEMENT TO SERVE. Indemnitee agrees to serve or continue to serve as director and/or officer of the Company, at the will of the Company or under separate contract, if such exists, for so long as he is duly elected or appointed and qualified in accordance with the provisions of the Bylaws of the Company or until such time as he tenders his resignation in writing.

         2.      DEFINITIONS.  As used in this Agreement:

                 (a) The term "Proceeding" shall mean any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding, except one initiated by Indemnitee to enforce his rights under this Agreement.

                 (b) The term "Expenses" includes, without limitation, all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

                 (c) References to "other enterprise" shall include employee benefit plans; references to "fines" shall include any (i) excise taxes assessed with respect to any employee benefit plan and
         (ii) penalties; references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acts in good faith and in a manner he reasonably believes to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

         3. INDEMNITY IN THIRD PARTY PROCEEDINGS. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is a party to or is threatened to be made a party to or otherwise involved in any threatened, pending or completed Proceeding (other than a Proceeding by or in the right of the Company to procure a judgment in its favor) by reason of the fact that Indemnitee is or was a director and/or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with such Proceeding, provided it is determined pursuant to Section 7 of this Agreement or by the court having jurisdiction in the matter, that Indemnitee acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.

         4. INDEMNITY IN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is a party to or is threatened to be made a party to or otherwise involved in any threatened, pending or completed Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director and/or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense, settlement or other disposition of such Proceeding, but only if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the Delaware Court of Chancery or such other court shall deem proper.

         5. INDEMNIFICATION FOR EXPENSES OF SUCCESSFUL PARTY. Notwithstanding any other provision of this Agreement to the contrary, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Sections 3 and/or 4 of this Agreement, or in defense of any claim, issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee in connection therewith.

         6. ADVANCES OF EXPENSES. The Expenses incurred by Indemnitee pursuant to Sections 3 and/or 4 of this Agreement in connection with any Proceeding shall, at the written request of the Indemnitee, be paid by the Company in advance of the final disposition of such Proceeding upon receipt by the Company of an undertaking by or on behalf of Indemnitee ("Indemnitee's Undertaking") to repay such amount to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. The request for advancement of Expenses by Indemnitee and the undertaking to repay of Indemnitee, which need not be secured, shall be substantially in the form of Exhibit A to this Agreement.

         7. RIGHT OF INDEMNITEE TO INDEMNIFICATION OR ADVANCEMENT OF EXPENSES UPON APPLICATION; PROCEDURE UPON APPLICATION.

                 (a) Any indemnification under Sections 3 and/or 4 of this Agreement shall be made no later than 45 days after receipt by the Company of the written request of

         Indemnitee, unless a determination is made within said 45-day period by (i) a majority vote of the directors of the Company who are not parties to the involved Proceeding, even though less than a quorum, or
         (ii) independent legal counsel in a written opinion (which counsel shall be appointed if there are no such directors or if such directors so direct), that the Indemnitee has not met the applicable standards for indemnification set forth in Section 3 or 4, as the case may be.

                 (b) Any advancement of Expenses under Section 6 of this Agreement shall be made no later than 10 days after receipt by the Company of Indemnitee's Undertaking.

                 (c) In any action to establish or enforce the right of indemnification or to receive advancement of Expenses as provided in this Agreement, the burden of proving that indemnification or advancement of Expenses is not appropriate shall be on the Company. Neither the failure of the Company (including its board of directors or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification or advancement of Expenses is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including its board of directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. Expenses incurred by Indemnitee in connection with successfully establishing or enforcing his right of indemnification or to receive advancement of Expenses, in whole or in part, under this Agreement shall also be indemnified by the Company.

         8. INDEMNIFICATION AND ADVANCEMENT OF EXPENSES UNDER THIS AGREEMENT NOT EXCLUSIVE. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Certificate of Incorporation or Bylaws of the Company, any other agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         9. PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification or to receive advancement by the Company for some or a portion of the Expenses, judgments, fines or amounts paid in settlement actually and reasonably incurred by Indemnitee in the investigation, defense, appeal, settlement or other disposition of any Proceeding but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

         10. RIGHTS CONTINUED. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall continue as to Indemnitee even though Indemnitee may have ceased to be a director or officer of the Company and shall inure to the benefit of Indemnitee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         11. NO CONSTRUCTION AS AN EMPLOYMENT AGREEMENT OR ANY OTHER COMMITMENT. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries, if Indemnitee currently serves as an officer of the Company, or to be renominated as a director of the Company, if Indemnitee currently serves as a director of the Company.

         12. LIABILITY INSURANCE. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company under such policy or policies.

         13. NO DUPLICATION OF PAYMENTS. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable under this Agreement if, and to the extent that, Indemnitee has otherwise actually received such payment under any contract, agreement or insurance policy, the Certificate of Incorporation or Bylaws of the Company, or otherwise.

         14. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including without limitation the execution of such documents as may be necessary to enable the Company effectively to bring suit to enforce such rights.

         15. EXCEPTIONS. Notwithstanding any other provision in this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement, to indemnify or advance Expenses to the Indemnitee with respect to any Proceeding, or any claim therein, (i) brought or made by Indemnitee against the Company, or (ii) in which final judgment is rendered against the Indemnitee for an accounting of profits made from the purchase and sale or the sale and purchase by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local statute.

         16. NOTICES. Any notice or other communication required or permitted to be given or made to the Company or Indemnitee pursuant to this Agreement shall be given or made in writing by depositing the same in the United States mail, with postage thereon prepaid, addressed to the person to whom such notice or communication is directed at the address of such person on the records of the Company, and such notice or communication shall be deemed given or made at the time when the same shall be so deposited in the United States mail. Any such notice or communication to the Company shall be addressed to the Secretary of the Company.

         17. CONTRACTUAL RIGHTS. The right to be indemnified or to receive advancement of Expenses under this Agreement (i) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue, (ii) is and is intended to be retroactive and shall be available as to events occurring prior to the date of this Agreement and (iii) shall continue after any rescission or restrictive modification of this Agreement as to events occurring prior thereto.

         18. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provisions held invalid, illegal or unenforceable.

         19. SUCCESSORS; BINDING AGREEMENT. The Company shall require any successor to all or substantially all of the business and/or assets of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise), by agreement in form and substance reasonably satisfactory to Indemnitee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 19 or which otherwise becomes bound by the terms and provisions of this Agreement by operation of law.

         20.     COUNTERPARTS, MODIFICATION, HEADINGS, GENDER.

                 (a) This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing any such counterpart.

                 (b) No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Indemnitee and an appropriate officer of the Company. No waiver by any party at any time of any breach by any other party of, or compliance with, any condition or provision of this Agreement to be performed by any other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

                 (c) Section headings are not to be considered part of this Agreement, are solely for convenience of reference, and shall not affect the meaning or interpretation of this Agreement or any provision set forth herein.

                 (d) Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

         21. ASSIGNABILITY. This Agreement shall not be assignable by either party without the consent of the other.

         22. EXCLUSIVE JURISDICTION; GOVERNING LAW. The Company and Indemnitee agree that all disputes in any way relating to or arising under this Agreement, including, without limitation, any action for advancement of Expenses or indemnification, shall be litigated, if at all, exclusively in the Delaware Court of Chancery, and, if necessary, the corresponding appellate courts. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws. The Company and Indemnitee expressly submit themselves to the personal jurisdiction of the State of Delaware.

         23.     TERMINATION.

                 (a) This Agreement shall terminate upon the mutual agreement of the parties that this Agreement shall terminate or upon the death of Indemnitee or the resignation, retirement, removal or replacement of Indemnitee from all of his positions as a director and/or officer of the Company.

                 (b) The termination of this Agreement shall not terminate:

                          (i) the Company's liability for claims or actions against Indemnitee arising out of or related to acts, omissions, occurrences, facts or circumstances occurring or alleged to have occurred prior to such termination; or

                          (ii) the applicability of the terms and conditions of this Agreement to such claims or actions.

         IN WITNESS WHEREOF, the Company and Indemnitee have executed this Agreement as of the date and year first above written.

                                             NOBLE AFFILIATES, INC.


                                             By:
                                                -------------------------------
                                                Name:
                                                     --------------------------
                                                Title:
                                                      -------------------------


                                             INDEMNITEE



                                             ----------------------------------
                                             Name:
                                                  -----------------------------

                                                                       EXHIBIT B




                      1988 NONQUALIFIED STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                                       OF
                            NOBLE AFFILIATES, INC.*


              AS AMENDED AND RESTATED EFFECTIVE  JANUARY 30, 1996



                                    RECITALS

         A. Effective as of July 26, 1988 (the "Effective Date"), the board of directors (the "Board of Directors") of Noble Affiliates, Inc., a Delaware corporation (the "Company"), hereby adopts this 1988 Nonqualified Stock Option Plan for Non-Employee Directors (the "Plan").

         B. The purposes of the Plan are to provide to each of the directors of the Company who is not also either an employee or an officer of the Company added incentive to continue in the service of the Company and a more direct interest in the future success of the operations of the Company by granting to such directors options (the "Options", or individually, the "Option") to purchase shares of the Company's common stock, $3.33-1/3 par value (the "Common Stock"), subject to the terms and conditions described below.

                                   ARTICLE I

                                    GENERAL

         1.01 Definitions. For purposes of this Plan and as used herein, "non-employee director" shall mean an individual who (a) is now, or hereafter becomes, a member of the Board of Directors by virtue of an election by the shareholders of the Company, (b) is neither an employee nor an officer of the Company and (c) has not elected to decline to participate in the Plan pursuant to the next succeeding sentence. A director otherwise eligible to participate in the Plan may make an irrevocable, one-time election, by written notice to the Company within 30 days after his initial election to the Board of Directors or, in the case of the directors in office on the Effective Date, prior to shareholder approval of the Plan, to decline to participate in the Plan. For purposes of this Plan, "employee" shall mean an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and "officer" shall mean an individual elected or appointed by the Board of Directors or chosen in such other manner as may be prescribed in the By-laws of the Company to serve as such, except that for the purposes of this Plan, the Chairman of the Board will not be deemed to be an officer of the Company.


_______________

* As amended by the Board of Directors on January 30, 1996. Language added to the Plan is double underscored and language deleted is struck through.

         For purposes of this Plan, and as used herein, the "fair market value" of a share of Common Stock is the closing sales price on the date in question (or, if there was no reported sale on such date, on the last preceding day on which any reported sale occurred) of the Common Stock on the New York Stock Exchange.

         1.02 Options. The Options granted hereunder shall be options that are not qualified under Section 422A of the Code.

                                   ARTICLE II

                                 ADMINISTRATION

         The Plan shall be administered by the Board of Directors. The Board of Directors shall have no authority, discretion or power to select the participants who will receive Options, to set the number of shares to be covered by each Option, or to set the exercise price or the period within which the Options may be exercised, or to alter any other terms or conditions specified herein, except in the sense of administering the Plan subject to the express provisions of the Plan and except in accordance with Sections 3.02(a) and 6.02 hereof. Subject to the foregoing limitations, the Board of Directors shall have authority and power to adopt such rules and regulations and to take such action as it shall consider necessary or advisable for the administration of the Plan, and to construe, interpret and administer the Plan. The decisions of the Board of Directors relating to the Plan shall be final and binding upon the Company, the Holders, as defined hereinafter, and all other persons. No member of the Board of Directors shall incur any liability by reason of any action or determination made in good faith with respect to the Plan or any stock option agreement entered into pursuant to the Plan.

                                  ARTICLE III

                                    OPTIONS

         3.01 Participation. Each non-employee director shall be granted Options to purchase Common Stock under the Plan on the terms and conditions herein described.

         3.02 Stock Option Agreements. Each Option granted under the Plan shall be evidenced by a written stock option agreement, which agreement shall be entered into by the Company and the non-employee director to whom the Option is granted (the "Holder"), and which agreement shall include, incorporate or conform to the following terms and conditions, and such other terms and conditions not inconsistent therewith or with the terms and conditions of this Plan as the Board of Directors considers appropriate in each case:

                 (a) Option Grant Date. Options shall be granted initially as of the Effective Date to each non- employee director serving the Company as a director on such date. Thereafter, on each July 1 during the term of the Plan, Options shall be granted automatically to the non-employee directors serving the Company as directors on such date. The date of grant of an Option pursuant to the Plan shall be referred to hereinafter as the "Grant Date" of such Option. Notwithstanding anything herein to the contrary, the Board of Directors may revoke, on or prior to each July 1, the next automatic grant of Options otherwise provided for by the Plan if no options have been granted to employees since the preceding July 1 under the Company's 1982 Stock Option Plan or any other employee stock option plan that the Company might adopt hereafter.

                 (b) Number. Each non-employee director serving the Company as a director on the Effective Date shall be granted, as of such date, an Option to purchase a number of shares of Common Stock equal to the product obtained by multiplying (i) the number of completed years such director has served the Company as director by
         (ii) 500. Thereafter, as of each subsequent Grant Date, each then current non-employee director shall be granted an Option to purchase the number of shares of Common Stock equal to the nearest number of whole shares determined in accordance with the following formula, subject to adjustment in accordance with Section 5.02 hereof:

                       30,000                               =       Number of Shares of
         ------------------------------------
         Number of Non-Employee Directors                           Common Stock

         "Number of Non-Employee Directors" shall mean the number of non-employee directors serving the Company as a director on such Grant Date. The formula set forth above will not be affected by any decision of the Board of Directors to revoke an automatic grant.

                 If, on any July 1 during the term of the Plan, fewer than 30,000 shares of Common Stock (subject to adjustment in accordance with Section 5.02 hereof) remain available for grant on such date, such smaller number will be substituted for 30,000 as the numerator in the formula described above to determine the number of shares of Common Stock to be subject to each Option to be granted to each non-employee director on such date.

                 (c) Price. The price at which each share of Common Stock covered by an Option may be purchased pursuant to this Plan shall be the fair market value of the shares on the Grant Date of such Option.


                 (d)      Option Period.   EACH OPTION SHALL BE EXERCISABLE
         FROM TIME TO TIME OVER A PERIOD (THE "OPTION PERIOD") COMMENCING ONE YEAR from the Grant Date of such Option AND ENDING UPON THE EXPIRATION OF TEN YEARS FROM THE GRANT DATE, unless terminated sooner pursuant to THE PROVISIONS DESCRIBED IN Section 3.02(e) below; PROVIDED, HOWEVER, THAT ANY OPTION GRANTED PURSUANT TO THE PLAN SHALL BECOME EXERCISABLE IN FULL UPON THE MANDATORY RETIREMENT OF THE HOLDER AS A REGULAR DIRECTOR BECAUSE OF AGE IN ACCORDANCE WITH ARTICLE III OF THE BY-LAWS OF THE COMPANY.


                 (e) Termination of Service, Death, Etc. Each stock option agreement shall provide as follows with respect to the exercise of the Option granted thereby in the event that the Holder ceases to be a non-employee director for the reasons described in this Section 3.02(e):

                          (i) IF THE HOLDER CEASES TO BE A DIRECTOR OF THE COMPANY ON ACCOUNT OF SUCH HOLDER'S (A) fraud or intentional misrepresentation, or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect majority-owned subsidiary of the Company, THEN THE OPTION SHALL AUTOMATICALLY TERMINATE AND BE OF NO FURTHER FORCE OR EFFECT AS OF THE DATE THE HOLDER'S DIRECTORSHIP TERMINATED;



                          (ii) If the Holder shall die during the Option Period while a director of the Company (or during the additional FIVE-YEAR period provided by paragraph (iii) of this Section 3.02(e)), the Option may be exercised, to the extent that the Holder was entitled to exercise it at the date of Holder's death, within FIVE YEARS after such death (if otherwise within the Option Period), but not thereafter, by the executor or administrator of the estate of THE Holder, or by the person or persons who shall have acquired the Option directly from the Holder by bequest or inheritance; or



                          (iii) If the directorship of a Holder is terminated for any reason (other than the circumstances specified in paragraphs (i) and (ii) of this Section 3.02(e)) within the Option Period, the Option may be exercised, to the extent THE Holder was able to do so at the date of termination of the directorship, within FIVE YEARS after such termination (if otherwise within the Option Period), but not thereafter.


                 (f) Transferability. An Option granted under the Plan shall not be transferable by the Holder other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. The designation of a beneficiary by a Holder does not constitute a transfer.

                 (g) Agreement to Continue in Service. Each Holder shall agree to remain in the service of the Company, at the pleasure of the Company's shareholders, for a continuous period of at least one year after the date of the grant of any Option, at the retainer rate and fee schedule then in effect or at such changed rate or schedule as the Company from time to time may establish.

                 (h) Exercise, Payments, Etc. Each stock option agreement shall provide that the method for exercising the Option granted thereby shall be by delivery to the President of the Company of, or by sending by United States registered or certified mail, postage prepaid, addressed to the Company (for the attention of its President) of, written notice signed by Holder specifying the number of shares of Common Stock with respect to which such Option is being exercised. Such notice shall be accompanied by the full amount of the purchase price of such shares. Any such notice shall be deemed to be given on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as above-stated. In addition to the foregoing, promptly after demand by the Company, the exercising Holder shall pay to the Company an amount equal to applicable withholding taxes, if any, due in connection with such exercise.





                                   ARTICLE IV

                                   [Deleted]

                                   ARTICLE V

                            AUTHORIZED COMMON STOCK


         5.01 Common Stock. The total number of shares of Common Stock as to which Options may be granted pursuant to the Plan shall be 550,000, in the aggregate, except as such number of shares shall be adjusted from and after the Effective Date in accordance with the provisions of Section 5.02 hereof. If any outstanding Option under the Plan shall expire or be terminated for any reason before the end of the Option Period, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to the Plan. The Company shall, at all times during the life of any outstanding Options, retain as authorized and unissued Common Stock at least the number of shares from time to time included in the outstanding Options or otherwise assure itself of its ability to perform its obligation under the Plan.


         5.02 Adjustments Upon Changes in Common Stock. In the event the Company shall effect a split of the Common Stock or dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted under the Plan shall be increased or decreased proportionately. In the event that before delivery by the Company of all of the shares of Common Stock in respect of which any Option has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to the Option shall be increased or decreased proportionately and the purchase price per share shall be increased or decreased proportionately so that the aggregate purchase price for all the then optioned shares shall remain the same as immediately prior to such split, dividend or combination.

         In the event of a reclassification of the Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization, including a merger, consolidation or sale of assets, the Board of Directors of the Company shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of Options theretofore granted under the Plan. The provisions of this Section
5.02 shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

                                   ARTICLE VI

                               GENERAL PROVISIONS


         6.01 Termination of the Plan. The Plan shall terminate whenever the Board of Directors adopts a resolution to that effect. If not sooner terminated under the preceding sentence, the Plan shall wholly cease and expire at the close of business on JANUARY 25, 2006. After termination of the Plan, no Options shall be granted under this Plan, but the Company shall continue to recognize Options previously granted.


         6.02 Amendment of the Plan. Subject to the limitations set forth in this Section 6.02, the Board of Directors may from time to time amend, modify, suspend or terminate the Plan. No such amendment, modification, suspension or termination shall (a) impair any Options theretofore granted under the Plan or deprive any Holder of any shares of Common Stock which he might have acquired through or as a result of the Plan, or (b) be made without the approval of the shareholders of the Company where such change would (i) increase the total number of shares of Common Stock which may be granted under the Plan or decrease the purchase price under the Plan (other than as provided in Section 5.02 hereof), (ii) materially alter the class of persons eligible to be granted Options under the Plan, (iii) materially increase the benefits accruing to Holders under the Plan or (iv) extend the term of the Plan or the Option Period. Notwithstanding any other provision of this Section 6.02, in accordance with Rule 16b-3(c)(2)(ii)(B), the provisions of the Plan governing the matters described in Rule 16b-3(c)(2)(ii)(A) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

         6.03 Treatment of Proceeds. Proceeds from the sale of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

         6.04 Effectiveness. This Plan shall become effective as of the Effective Date, subject to the conditions stated in the following sentence. This Plan and each Option granted or to be granted hereunder is conditional on and shall be of no force and effect, and no Option shall be exercised, unless and until, (a) shareholder approval of the Plan by the affirmative votes of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at a meeting of shareholders duly held not later than the date of the next annual meeting of shareholders and (b) receipt by the Company of a favorable response from the staff of the Securities and Exchange Commission to the Company's position to the effect that (i) the Plan will meet the requirements of Rule 16b-3 and (ii) the receipt of Options under the Plan by non-employee directors will not prohibit them from continuing to be "disinterested persons" within the meaning of paragraphs (b) and (d)(3) of Rule 16b-3 with respect to the Company's employee stock option plans.

         6.05 Paragraph Headings. The paragraph headings included herein are only for convenience, and they shall have no effect on the interpretation of the Plan.

         IN WITNESS WHEREOF, THE UNDERSIGNED HAS EXECUTED THIS AMENDED AND RESTATED 1988 NONQUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS ON THIS 23RD DAY OF APRIL, 1996, EFFECTIVE AS OF JANUARY 30, 1996.



                                               NOBLE AFFILIATES, INC.




                                               BY
                                               NAME:
                                               TITLE:

--------------------------------------------------------------------------------


            NOBLE AFFILIATES, INC.                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                                      The undersigned hereby appoints Robert Kelley and William D. Dickson, and either of them, proxies with power of substitution in each, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of Noble Affiliates, Inc. standing in the name of the undersigned on March 11, 1996 at the annual meeting of stockholders to be held on April 23, 1996 at Ardmore, Oklahoma, and at any adjournment thereof and especially to vote on the items of business specified below, as more fully described in the notice of the meeting dated March 22, 1996, and the proxy statement accompanying the same, the receipt of which is hereby acknowledged.


1. Election of Directors
  FOR ALL NOMINEES WITH EXCEPTIONS NOTED / /          WITHHOLD AUTHORITY FOR ALL NOMINEES / /


 Alan A. Baker, Michael A. Cawley, Edward F. Cox, James C. Day, Robert Kelley,
                      Harold F. Kleinman, George J. McLeod


  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

  ------------------------------------------------------------------------------


2. Proposal to approve and ratify indemnity agreements between the Company and its directors and certain officers and to authorize the Company to enter into such agreements in the future with directors and certain officers:


       FOR / /                  AGAINST / /                  ABSTAIN / /



3. Proposal to amend the 1988 Nonqualified Stock Option Plan for Non-Employee Directors of Noble Affiliates, Inc. to (i) increase the number of shares of common stock of the Company authorized under the Plan by 300,000 shares and extend the term of the Plan to July 25, 2006, (ii) extend to five years the period during which an option may be exercised after termination of directorship and (iii) clarify the operation of the Plan in respect of the option grant made to directors in the last term of their service prior to mandatory retirement as a regular director because of age in accordance with
   Article III of the Company's By-Laws:


       FOR / /                  AGAINST / /                  ABSTAIN / /



4. Proposal to extend the period of exercisability under certain outstanding stock option agreements of non-employee directors of the Company:


       FOR / /                  AGAINST / /                  ABSTAIN / /

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

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5. In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.



This proxy when duly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH ABOVE.


                                          The undersigned hereby revokes any
                                          proxy or proxies heretofore given to
                                          represent or vote such common stock
                                          and hereby ratifies and confirms all
                                          action that said proxies, their
                                          substitutes, or any of them, might
                                          lawfully take in accordance with the
                                          terms hereof.

                                                Dated:                    , 1996


                                                --------------------------------

                                                --------------------------------

                                                 Signature(s) of Stockholder(s)


                                                This proxy should be signed
                                                exactly as your name appears
                                                hereon. Joint owners should both
                                                sign. If signed as attorney,
                                                executor, guardian, or in some
                                                other representative capacity,
                                                or as an officer of a
                                                corporation, please indicate
                                                your capacity or title.

                                                Please complete, date and sign
                                                this proxy and return it in the
                                                enclosed envelope, which
                                                requires no postage if mailed in
                                                the United States.

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